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                                                                      Exhibit 21

                 Subsidiaries of FairPoint Communications, Inc.

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Name                                                   Jurisdiction of Incorporation
----                                                   -----------------------------
ST Enterprises, Ltd.                                   Kansas

Sunflower Telephone Company, Inc.                      Kansas

STE/NE Acquisition Corp., d/b/a/ Northland
  Telephone Company of Vermont                         Delaware

Northland Telephone Company of Maine, Inc.             Maine

ST Communications, Inc.                                Kansas

ST Computer Resources, Inc.                            Kansas

ST Long Distance, Inc.                                 Delaware

MJD Ventures, Inc                                      Delaware

The Columbus Grove Telephone Company                   Ohio

Quality One Technologies, Inc.                         Ohio

C-R Communications, Inc                                Illinois

C-R Telephone Company                                  Illinois

C-R Cellular, Inc.                                     Illinois

C-R Long Distance, Inc.                                Illinois

Taconic Telephone Corp.                                New York

Taconic Cellular Corp.                                 New York

Taconic Technology Corp.                               New York

Taconic Telecom Corp.                                  New York

Taconet Wireless Corp.                                 New York

Taconet Corp.                                          New York

Ellensburg Telephone Company                           Washington
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Elltel Long Distance Corp.                             Washington

Elltel Wireless, Inc.                                  Washington

Kittitas Valley Paging Limited Partnership             Delaware

Sidney Telephone Company                               Maine

Utilities, Inc.                                        Maine

Standish Telephone Company                             Maine

China Telephone Company                                Maine

Maine Telephone Company                                Maine

UI Long Distance, Inc.                                 Maine

UI Communications, Inc.                                Maine

UI Telcom, Inc.                                        Maine

Telephone Service Company                              Maine

Chouteau Telephone Company                             Oklahoma

Chouteau Telecommunications & Electronics              Oklahoma

Independent Cellular Telephone Company Finance
  Corporation                                          Oklahoma

Independent Cellular Telephone Company, Inc            Oklahoma

TGP, Inc.                                              Delaware

Chautauqua & Erie Telephone Company                    New York

C&E Communications, Inc. d/b/a C & E Teleadvantage     New York

C&E Network, Inc.                                      New York

Chautauqua & Erie Communications Ltd.                  New York

Western New York Cellular, Inc.                        New York

Chautauqua Cable, Inc.                                 New York

The Orwell Telephone Company                           Ohio
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Orwell Communications, Inc                             Ohio

GTC Communications, Inc.                               Delaware

St. Joe Communications, Inc.                           Florida

GTC, Inc.                                              Florida

GTC Finance Corporation                                Delaware

Peoples Mutual Telephone Company                       Virginia

Peoples Mutual Services Company                        Virginia

Fremont Telecom Co.                                    Idaho

Fretel Communications, LLC                             Idaho

Comerco, Inc.                                          Washington

YCOM Networks, Inc.                                    Washington

MJD Services Corp.                                     Delaware

Bluestem Telephone Company                             Delaware

Big Sandy Telecom, Inc                                 Delaware

Odin Telephone Exchange, Inc.                          Illinois

Kadoka Telephone Company                               South Dakota

Columbine Telecom Company (f/k/a Columbine
  Acquisition Corp.)                                   Delaware

Ravenswood Communications, Inc                         Illinois

The El Paso Telephone Company                          Illinois

Gemcell, Inc                                           Illinois

El Paso Long Distance Company                          Illinois

Armour Independent Telephone Co.                       South Dakota

Bridgewater-Canistota Independent Telephone Co.        South Dakota

Union Telephone Company of Hartford                    South Dakota
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Union TelNET, Inc.                                     South Dakota

KM Satellite Services, Inc.                            South Dakota

WMW Cable TV Co.                                       South Dakota

Yates City Telephone Company                           Illinois

FairPoint Communications Solutions Corp. (f/k/a
  FairPoint Communications Corp.)                      Delaware

FairPoint Communications Solutions Corp. - New York    Delaware

FairPoint Communications Solutions Corp. - Virginia    Delaware

FairPoint Communications Investments, LLC              Delaware

FairPoint Solutions Operations Services, LLC           North Carolina

FairPoint Solutions Capital LLC                        North Carolina

MJD Holdings Corp.                                     Delaware

MJD Capital Corp.                                      South Dakota
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